3rd Quarter 2004 Conference Call

November 11, 2004

Safe Harbor and Use of Non-GAAP Info

Safe Harbor—The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors that are detailed in the Company’s SEC filings. In addition, the statements in this presentation are made as of November 11, 2004. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 11, 2004.

Use of Non-GAAP financial information—To supplement GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

3rd Quarter Accomplishments

EBITDA of $9.6 MM Net of Integration Expenses and Professional Fees Related to FCPA Investigation… Up 41 % Versus Prior Quarter Proforma

Value Added Services Revenue Up 17% Sequentially 12% Versus Prior Year Voice Performance Impacted by Integration Data Revenues Remaining Stable Versus Prior Quarter

Another Quarter of Strong Volume Growth

Data Volume Up 13% Sequentially … 121% Versus Prior Year

Proforma Combined Voice Volume Up 1% Sequentially… Up 18% Versus Prior Year

Key Wins – IP Service For Boeing

Multi-Year Deal for Trans Pacific Internet Services Via Teleglobe Satelite and IP Infrastructure

Final Integration Solutions Still Ahead of Plan 3Q Issues Were Primarily Driven by Interim Patches

Integration Status – October 2004

Achievements

One Face to the Customer – Sales Bill / Collect Finance / Back Office Integration Complete – No Issues 1 Operation Centre – Network Monitoring & Customer Service

Current Hurdles

Introduction and Management of 4 Unique Service Levels

Interim IT Solution for 2 Routing Engines

Culture – Retain ITXC Technology and Processes w/ Additional Controls

Teleglobe Transformation

TELEGLOBE

	Core Capabilities	Transformation
Voice	#1 Int'l Wholesale Carrier w/ Scaled TDM & Bilateral Network	VoIP Leadership w/ Integrated Bilateral & VoIP Capacity
Data	Tier 1 Scale / Cost Structure w/ Quality Leadership	Content Monitoring/Mgmt & Technology Leader (e.g. IPv6)
Mobile	Int'l Roaming Leader. . . Network of 375 GSM Carriers	Application Enabler. . . Continuous New Introductions
Operating Structure	50+ Years of International Trading Experience	Automation for Speed & Efficiency

A Scaled, Efficient IP Network & International Customer Franchise . . .Bolting On New Enabling Applications

4

Teleglobe Execution Strategy – 2005

Deliver Voice Integration Growth Benefits

Complete VoIP and TDM Network Integration in 1Q05 Leverage Lower Cost Structure for Higher Growth Rates

Expand IP Network – Scale & Reach

“Sell then Build” Approach to Capital Investment Evaluate Consolidation Opportunities

Increase Portfolio of Enabling Applications

Focused on Services for Mobile Carriers

Leveraging Partnerships with Software Developers / Integrators

Relentless Focus on Productivity and Free Cash Flow Generation

Buying Efficiency – Reduced Network & Termination Costs Automation Investments – Continuously Reduce SG&A Expenses

Financial Summary – Combined Pro-Forma – Q3-2004

Q3:04 Q2:04

Voice revenue 226.0 238.2

Data revenue 25.5 26.2

Value added services revenue 25.3 21.6

Telecommunications revenue 276.8 286.0

Network & Telecom Expenses 231.7 245.3

Gross margin 45.1 40.7

Gross margin rate 16.3% 14.2%

SG&A, stock based comp., bad debt, fx and other 40.1 38.7

Net loss (11.0) (11.5)

EBITDA 5.0 2.0

Memo-Integration & Professional Fees 4.6 4.8

related to FCPA investigation

EBITDA-Net of Integration & Prof. Fees 9.6 6.8

related to FCPA investigation

Sales Drivers Voice Volume:

- QoQ + 1%

- YoY +18%

Data Volume:

- QoQ +13%

- YoY + 121%

Value-Added Services Revenue: -QoQ + 17%

3rd Quarter Selected Data

Q2 Q3 Q3

$MM $MM $MM

Cash, cash equivs, and marketable secs 48 32 Beginning Cash 48

Accounts receivable 186 208

Prepaid assets 9 5 Ending Cash 32

Other current assets 7 6

Total current assets 250 251 Change in cash (16)

Property and equipment 141 145

Other non-current assets 154 154 Integration Expenses / 5

Total assets 545 550 Investments

Accounts Payable and Acc’d Liabilities 247 262 Change in Cash ex (11)

Other Current Liabilities 4 5 Integration

Total Current Liabilities 251 267

Other Non-Current Liabilities 113 113 Legacy Network/

Preferred Stock - - Partner Payments 10

Total Equity 181 170

Total Liabilities and Shareholders’ Equity 545 550 3Q:04 Run Rate FCF (1)

2Q:04 Run Rate FCF (3.4)